UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012 (December 3, 2012)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 3, 2012 (“Effective Date”), U. S. Physical Therapy, Inc. (the “Company”) entered into a Sixth Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Bank of America.  The Credit Agreement Amendment permits the Company to pay to its stockholders of record on December 14, 2012 a dividend in an amount equal to forty cents ($0.40) per share but in any event not to exceed $5,000,000 in the aggregate.

The Credit Agreement matures on August 31, 2015, is unsecured and includes standard financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement.  Proceeds from the credit agreement may be used for working capital, acquisitions, and for other corporate purposes.

As of December 4, 2012, the outstanding balance advanced under the loan facility was $14,000,000. The balance does not include the funds to pay the special dividend which will be added to the balance near the payment date of December 27, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          See Item 1.01 above.

ITEM 8.01 OTHER EVENTS

Also, on December 4, 2012, the Company announced a special cash dividend of $0.40 per share to holders of record of its common stock as of the close of business on December 14, 2012 payable on December 27, 2012.

While the Company intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including general economic and business conditions, tax considerations, the Company’s strategic plan, the results of operation and financial condition of the Company, the acquisition and expansion plans of the Company, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors as the board considers relevant.

Item 9.01           Financial Statements and Exhibits.

Exhibits	Description of Exhibits

99.1	Sixth Amendment to Credit Agreement by and among the Company and the Lenders party hereto, and Bank of America, N. A, as Administrative Agent.*

99.2	Registrant's press release dated December 4, 2012 announcing declaration of a special cash dividend of $0.40 per share.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	December 4, 2012	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Sixth Amendment to Credit Agreement by and among the Company and the Lenders party hereto, and Bank of America, N. A, as Administrative Agent.*

99.2	Registrant's press release dated December 4, 2012 announcing declaration of a special cash dividend of $0.40 per share.*

* Furnished herewith